Exhibit 10

FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

This First Amendment to Revolving Credit and Term Loan Agreement (this “First Amendment”) is made and entered into as of the 29th day of May, 2004, by and among Continental Materials Corporation, a Delaware corporation (“Borrower”), LaSalle Bank National Association, a national banking association, as administrative agent and as a lender (LaSalle in its capacity as administrative agent referred to in this Agreement as “Agent” and in its capacity as a lender as “LaSalle”) and Fifth Third Bank (Chicago), a Michigan banking corporation, as a lender (“Fifth Third”) (LaSalle and Fifth Third are each referred to individually in this First Amendment as a “Lender” and collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lenders provided certain loans, extensions of credit and other financial accommodations to Borrower pursuant to (a) that certain Revolving Credit and Term Loan Agreement dated as of September 5, 2003, by and among Lenders, Borrower and Agent (the “Credit Agreement”), and (b) the other documents, agreements and instruments referenced in the Credit Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrower desires Lenders to (a) extend the Termination Date to July 31, 2006, and (b) increase the permitted amount of Borrower’s capital stock which may be purchased by Borrower to a total amount not to exceed $2,750,000 in the aggregate (collectively, the “Additional Financial Accommodations”); and

WHEREAS, Lenders are willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this First Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, the parties hereto hereby agree as set forth in this First Amendment.

I.                                         Definitions:

A.                                   Use of Defined Terms.  Except as expressly set forth in this First Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Credit Agreement.

B.                                     Amended Definitions.  Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Termination Date” and substituting therefor the following:

“Termination Date” shall mean July 31, 2006.

II.                                     Amendment to Credit Agreement.  Effective as of the date of this First Amendment, the Credit Agreement is hereby amended by deleting Section 6.7 of the Credit Agreement in its entirety and substituting the following therefor:

“SECTION 6.7                    CAPITAL STRUCTURE AND DIVIDENDS.

Neither Borrower nor any Subsidiary shall purchase or redeem, or obligate itself to purchase or redeem, any shares of Borrower’s capital stock, of any class, issued and outstanding from time to time, provided, however, that Borrower may purchase an amount of Borrower’s capital stock in a total amount not to exceed $2,750,000 in the aggregate (as determined for the period beginning May 29, 2004 and ending on the Termination Date); or declare or pay any dividend (other than dividends payable in its own common stock or to Borrower) or make any other distribution in respect of such shares other than to Borrower. Borrower shall continue to own, directly or indirectly, the same (or greater) percentage of the stock of each Subsidiary that it held on the date of this Agreement, and no Subsidiary shall issue any additional securities other than to Borrower.”

III.                                 Conditions Precedent. Lenders’ obligation to provide the Additional Financial Accommodations to Borrower is subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution of this First Amendment:

A.           Borrower executing and delivering, or causing to be executed and delivered to Agent and Lenders, the following documents, each of which shall be in form and substance acceptable to Agent and Lenders:

(i)                                     A fully executed original of a Company General Certificate executed and delivered by Borrower to Agent and Lenders;

(ii)                                  A fully execute original Reaffirmation of Guaranties executed and delivered to Agent and Lenders by each of the Borrower’s Subsidiaries that executed the Subsidiary Guaranties; and

(iii)                               such other agreements, documents and instruments as Agent or Lenders may reasonably request;

B.             No Event of Default or Unmatured Event of Default exists under the Credit Agreement, as amended by this First Amendment, or the other Loan Documents;

C.             No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Agent prior to the date hereof shall be pending or known to be threatened against Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Agent is likely to materially and adversely affect the financial position or business of Borrower or the capability of Borrower to pay its obligations and liabilities to Lenders; and

D.            There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s most recently delivered financial statements to Agent and Lenders.

IV.                                 Conflict.  If, and to the extent, the terms and provisions of this First Amendment contradict or conflict with the terms and provisions of the Credit Agreement, the terms and provisions of this First Amendment shall govern and control; provided, however, to the extent the terms and provisions of this First Amendment do not contradict or conflict with the terms and provisions of the Credit Agreement, the Credit Agreement, as amended by this First Amendment, shall remain in and have its intended full force and effect, and Lenders, Borrower and the Agent hereby affirm, confirm and ratify the same.

V.                                     Severability.  Wherever possible, each provision of this First Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this First Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this First Amendment, the balance of which shall remain in and have its intended full force and effect.  Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VI.                                 Reaffirmation.  Borrower hereby reaffirms and remakes all of its representations, warranties, covenants, duties, obligations and liabilities contained in the Credit Agreement, as amended hereby.

VII.                             Fees, Costs and Expenses.  Borrower agrees to pay, upon demand, all fees, costs and expenses of Lenders, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this First Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

VIII.                         Choice of Law.  This First Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

IN WITNESS WHEREOF, Lenders, Borrower and Agent have caused this First Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

CONTINENTAL MATERIALS CORPORATION

By:
Joseph J. Sum, Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Agent and a Lender

By:
Its:

FIFTH THIRD BANK (CHICAGO),
as a Lender

By:
Its: